Exhibit 99.2

GOLDEN ENTERPRISES, INC.

DIRECTOR NOMINATION AGREEMENT

This Director Nomination Agreement (this “Agreement”) is made as of October 30, 2015, between Golden Enterprises, Inc., a Delaware corporation (the “Company”), and White Winston Select Asset Fund GF-14, LLC, a Delaware limited liability company, the stockholder party hereto (the “Stockholder”). Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 1.

WHEREAS, the Company and Stockholder have agreed it would be in the best interest of the Company to permit the Stockholder, when it directly owns at least 8% of the issued and outstanding shares of Common Stock, par value, $0.66 2/3 per share, of the Company (the “Common Stock”), to designate one person for nomination for election to the board of directors of the Company (the “Board”); and

WHEREAS, the Company and the Stockholder desire to formalize such agreement; and

WHEREAS, the Company and the Stockholder desire that the rights hereunder shall only become effective upon the Stockholder owning at least 8% of the Common Stock (the “Triggering Event”);

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.	Definitions.

“Affiliate” has the meaning set forth in 17 CFR 230.405.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in Birmingham, Alabama are authorized or required by applicable law to close.

“By-Laws” means the Company’s Amended and Restated By-Laws, as in effect on the date hereof, as the same may be amended, restated or repealed or replaced from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof, as the same may be amended or restated from time to time.

“Original Stockholder” means the Stockholder who is party to this Agreement on the date of execution.

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“Permitted Assignee(s)” means any Person to whom the Stockholder Transferred all of its Common Stock, so long as such Person has been approved in writing in advance by the Company (such approval to be given or withheld in the complete and sole discretion of the Company).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture and an unincorporated organization.

“Securities Laws” means the Securities Act and the Securities Exchange Act of 1934, as amended, and, in each case, the rules and regulations promulgated thereunder.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of the Common Stock.

Section 2	Board of Directors.

(a) Subject to the terms and conditions of this Agreement, on the date of the Triggering Event and all times after until (i) a Stockholder Nominee Termination Event shall have occurred or (ii) this Agreement is otherwise terminated as provided herein, (A) the Stockholder shall have the right to designate one individual to be nominated (the “Stockholder Nominee”)for election to the Board at any annual or special Stockholder’s meeting (or if permitted, by any action by written consent of the Stockholders) at or by which directors of the Company are to be elected and (B) in the event that the Stockholder has not nominated a Stockholder Nominee, the Stockholder shall have the right, at any time, to nominate such Stockholder Nominee, in which case the directors shall take all necessary corporate action to increase the size of the Board as required to enable the Stockholder to nominate the Stockholder Nominee to fill the newly created vacancy.

In connection with the election of directors at an annual meeting of stockholders of the Company, the Stockholder shall designate the Stockholder Nominee by giving written notice to the Company not later than the 30th day after the Company has provided notice of the date of the Company’s annual meeting of stockholders to the Stockholder.

(b) The Company shall use its best efforts to cause the Board to include the Stockholder Nominee in the slate of nominees recommended to the stockholders for election as a director (a “Director”) at any annual or special meeting of the stockholders at or by which Directors of the Company are to be elected.

(c) For purposes of this Agreement, a “Stockholder Nominee Termination Event” shall refer to failure of the Stockholder to maintain ownership of at least 8% of the Common Stock (the “Threshold Percentage”) whether as a result of dilution (subject to and except as provided in Section 8 of this Agreement), Transfer or otherwise, provided however, that Stockholder Termination Event shall not occur as the result of a Transfer to a Permitted Assignee. If a Stockholder Nominee Termination Event occurs for any reason other than a Transfer by Stockholder, the Company shall notify the Stockholder of such event and the a Stockholder Nominee Termination Event shall only occur if the Stockholder fails to acquire sufficient additional Common Stock to maintain ownership of the Threshold Percentage within forty five (45) Business Days of the date of such notice. Within three Business Days after the occurrence of a Stockholder Nominee Termination Event as the result of a Transfer, the Stockholder shall notify the Company of such event. Upon the occurrence of a Stockholder Nominee Termination Event, the rights of the Stockholder under this Agreement shall terminate automatically. The Stockholder shall cause each Stockholder Nominee to execute and deliver a resignation prior to becoming a Director which shall be irrevocable and shall be effective with respect to the Company automatically upon the occurrence of a Stockholder Nominee Termination Event.

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(d) Notwithstanding anything to the contrary in this Agreement, until the occurrence of a Stockholder Nominee Termination Event, if a Stockholder Nominee is not nominated or elected to the Board or if a Stockholder Nominee ceases to serve on the Board because of such Stockholder Nominee’s death, disability, resignation, removal, disqualification, withdrawal as a nominee, or for any other reason such Stockholder Nominee is unavailable or unable to serve or continue to serve on the Board, the Stockholder shall be entitled to nominate promptly a replacement Stockholder Nominee pursuant to the terms and conditions of this Agreement and, subject to Sections 2(f) and 3(b), the director position for which such original Stockholder Nominee was nominated shall not be filled pending such designation. For the avoidance of doubt, there can be no more than one Stockholder Nominee on the Board at any time.

(e) In accordance with the Company’s By-Laws, the Board shall have certain standing committees and may from time to time by resolution establish and maintain one or more other committees of the Board, each committee to consist of one or more Directors. Any designation of the Stockholder Nominee as a member of any committee shall be at the discretion of the Board. The Stockholder Nominee, once elected, shall be an “independent director” and shall not serve on the Company’s Voting Committee created under and defined in trusts of Sloan Y. Bashinsky, Sr., consisting of the SYB, Inc. Common Stock Trust created on January 7, 1981 and the Sloan Y. Bashinsky, Sr. Marital Testamentary Trust created under his Last Will and Testament (“Voting Committee”). Stockholder Nominee shall execute all appropriate documents renouncing and waiving any right to serve on the Voting Committee.

(f) Notwithstanding any provisions herein to the contrary, the Stockholder shall not be entitled to designate a Stockholder Nominee to the Board and a Stockholder Nominee once elected may be removed from the Board upon a written determination by the Board (which determination shall set forth in writing reasonable grounds for such determination) that such Stockholder Nominee is not qualified within the reasonable judgment of the Board or under any applicable law, rule or regulation to serve as a director of the Company. If such a determination is made, subject to the provisions herein, the Stockholder shall be entitled to select a replacement Stockholder Nominee and the Company shall use its best efforts to cause such person to be nominated as the Stockholder Nominee. Other than with respect to the issues set forth in Sections 2(d), 2(f), 2(g) and 3(b), the Company shall not have the right to object to any Stockholder Nominee.

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(g) The Stockholder shall use its best efforts to cause the Stockholder Nominee to comply with the Company’s corporate policies applicable to all directors, including, without limitation, its code of ethics and meeting attendance requirements, and any Stockholder Nominee who fails to comply with such corporate policies may be removed by action of the Board, provided that any such action may not be inconsistent with other action taken by the Board with respect to the same or similar circumstances pertaining to other Board members.

Section 3.	Company Obligations.

(a) Subject to the terms and conditions of this Agreement, the Company shall use its best efforts to ensure that (i) the Stockholder Nominee is included in the Board’s slate of nominees to the stockholders for election of Directors; and (ii) if approved by the Board, the Stockholder Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for the meeting of the stockholders of the Company called with respect to the election of Directors, and at every adjournment or postponement thereof. The Company shall provide the Stockholder with a reasonable opportunity to review and provide comments on any portion of the proxy materials related to the Stockholder Nominee or the rights and obligations provided under this Agreement and to discuss any such comments with the Company.

(b) Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to cause the Board to nominate for election to the Board, or recommend to the stockholders the election of any Stockholder Nominee who fails to submit completed questionnaires to the Company on a timely basis and/or appropriately respond to provide information requested in such questionnaires as the Company may reasonably require of its Directors generally along with such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws. Upon the occurrence of a failure(s) set forth above, the Company shall promptly notify the Stockholder and permit the Stockholder to provide a replacement Stockholder Nominee sufficiently in advance of any Board action and the meetings of the stockholders called with respect to such election of Directors and the Company shall use its best efforts to perform its obligations under Section 3(a) with respect to such replacement Stockholder Nominee; but provided, however, that in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the stockholders with respect to such election of the Stockholder Nominee.

(c) To the extent the Company purchases and maintains directors’ and officers’ liability insurance with respect to its Directors, then such Director of the Board nominated pursuant to the terms of this Agreement shall be covered thereunder.

(d) Except as otherwise required by law or regulations, for so long as any Stockholder Nominee nominated to the Board pursuant to the terms of this Agreement serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement which reduces such rights of indemnification or exculpation. The Company will enter into an Indemnity Agreement with any Director nominated pursuant to this Agreement on substantially the same terms and conditions as all Directors.

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Section 4.	Termination.

(a) Except pursuant to a Permitted Assignment under Section 5, this Agreement shall terminate automatically upon the occurrence of a Stockholder Nominee Termination Event and shall be of no further force and effect, and no party hereto shall have any surviving obligations, rights, or duties hereunder after the Stockholder Nominee Termination Event.

(b) In the event that T.M. Enright, Mark Blundel and Donald Feagan (or any combination of any two (2) of such persons) cease to serve as controlling managers of White Winston Select Asset Fund, LLC, or White Winston Select Asset Fund, LLC ceases to serve as controlling manager of Stockholder, this Agreement shall, unless the Company agrees otherwise, in writing, automatically terminate and be of no further force and effect and no party hereto shall have any surviving obligations, rights or duties hereunder.

(c) Subject to the provisions of Section 4(d), in the event that more than fifty percent (50%) of the Common Stock, determined on a fully diluted basis, is sold pursuant to a tender offer, or another stock purchase transaction to any Person who, together with his, her or its Affiliates, does not directly or indirectly beneficially own at least one percent (1%) of the Common Stock as of the date hereof, or the Company merges with another Person and the Company is not the surviving entity, this Agreement shall terminate, be of no further force and effect and no party hereto shall have any surviving obligations, rights or duties hereunder.

(d) This Agreement will terminate pursuant to Section 4(c) above only if the party acquiring the Common Stock in a transaction subject to Section 4(c) has offered to purchase or otherwise acquire all of the Common Stock of the Stockholder at the same price and on the same terms as govern the sale or transfer of other shares of Common Stock in the applicable transaction. The Stockholder shall accept or reject this right by delivering to the acquiring party written notice of its decision within fifteen (15) days of receiving written notification of the purchase right from the acquiring party. Failure to deliver the required notice of acceptance or rejection within the time period specified in the preceding sentence shall be deemed to be a rejection of the purchase offer.

(e) Notwithstanding anything herein to the contrary, this Agreement shall terminate, be of no further force and effect and no party hereto shall have any surviving obligations, rights or duties hereunder upon the termination of the Voting Committee.

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Section 5. Assignment; Benefit of Parties; Transfer. The Stockholder’s rights hereunder do not attach to the shares of Common Stock owned by Stockholder. No party may assign this Agreement or any of its rights or obligations hereunder and any assignment hereof will be null and void except that the Stockholder may assign this Agreement, in whole, but not in part, to a Permitted Assignee or Permitted Assignees as part of a Transfer (a “Permitted Assignment”); provided that the Permitted Assignee executes a joinder agreement acceptable to Company pursuant to which such Permitted Assignee agrees to be bound by the terms hereof as a Stockholder hereunder (a “Joinder Agreement”). Only the Original Stockholder may assign this Agreement to a Permitted Assignee and such Permitted Assignee shall have no right to further assign this Agreement or any of the rights or obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and Permitted Assignee. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement. For the avoidance of doubt, in the event of a Permitted Assignment, the Permitted Assignee shall be deemed be the Stockholder for purposes of this Agreement.

Section 6. Remedies. The Company and the Stockholder shall be entitled to enforce their rights under this Agreement specifically and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and the Stockholder shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 7. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed certified mail (postage prepaid, return receipt requested) and by first class U.S. mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the addresses set forth below and to the Stockholder at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

The Company’s address is:

Golden Enterprises, Inc.
One Golden Flake Drive
Birmingham, AL 35205
Attention:	Mark W. McCutcheon
Facsimile:	(205) 323-6161

with copies to:

Spain & Gillon, LLC
2117 Second Avenue North
Birmingham, AL 35203
Attention:	John P. McKleroy, Jr.
Facsimile:	(205) 324-8866

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The Stockholder’s address is:

White Winston Select Asset Fund GF-14, LLC
2150 South 1300 East, Suite 500
Salt Lake City, Utah 84106
	Attention:	T. M. Enright
	Facsimile:	(_____) ______________

with copies to:

Gravel & Shea PC
76 St. Paul Street, 7th Floor
P.O. Box 369
Burlington, VT 05402-0369
	Attention:	Peter S. Erly, Esq.
	Facsimile:	(802) 658-1456

Section 8. Adjustments. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, stock options or recapitalization, appropriate adjustment(s) shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue. Notwithstanding the above, no adjustment shall be made for any stock, stock options or stock rights issued under the Company’s 2014 Long Term Incentive Plan, as in effect on the date hereof.

Section 9. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 10. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and any Stockholder Nominee and any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and any Stockholder Nominee.

Section 11. Further Assurances. Each of the parties hereby agrees that it will hereafter execute and deliver any further document as may be reasonably necessary or desirable to effectuate the purposes hereof

Section 12. Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

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Section 13. Governing Law and Jurisdiction. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties hereto unconditionally accepts the exclusive jurisdiction and venue of either (1) the United States District Court for the Northern District of the State of Alabama, or (2) the state courts of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed.

Section 14. Mutual Waiver of Jury Trial. The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. Any action or proceeding whatsoever between the parties hereto relating to this Agreement shall be tried by a judge sitting without a jury.

Section 15. Complete Agreement; Inconsistent Agreements. This Agreement represents the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings between the parties.

Section 16. Amendment and Waiver. Except as otherwise provided herein, no modification or amendment of any provision of this Agreement shall be effective against the Company or the Stockholder unless such modification or amendment is approved in writing by the Company and the Stockholder. No waiver of any provision of this Agreement shall be effective against the waiving party unless such waiver is in writing by such waiving party, The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 17. Headings. The headings in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Company:

GOLDEN ENTERPRISES, INC.

By:	/s/ Mark W. McCutcheon
Mark W. McCutcheon
Its President and Chief Executive Officer

Stockholder:

WHITE WINSTON SELECT ASSET FUND GF-14, LLC

By:	White Winston Select Asset Fund, LLC
Its Manager

By:	/s/ Todd M. Enright
Todd M. Enright – Duly Authorized Agent

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